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Exhibit 23.3

Consent of BDO Seidman, LLP, Independent Auditors

American Spectrum Realty, Inc.
Irvine, California

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 10, 2002 relating to the consolidated financial statements and schedule of American Spectrum Realty, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

        We also consent to the reference to us under the caption "Experts" in the Prospectus included in the Registration Statement on Form S-3.

BDO Siedman, LLP
Dallas, Texas
November 5, 2002

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  Exhibit 23.3
  Consent of BDO Seidman, LLP, Independent Auditors